UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 27, 2009
LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-12933 (Commission File Number)	94-2634797 (IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
On March 27, 2009 Lam Research Corporation (the “Company”) paid the outstanding principal balance of $237.5 million of its existing long-term debt with ABN AMRO Bank N.V. (“ABN AMRO”) using existing cash balances. There were no penalties associated with the payment. The originally scheduled remaining principal repayment terms were (a) $12.5 million due in each of the June 2009 and December 2009 quarters and (b) the outstanding remaining principal amount of $212.5 million due on March 3, 2010. In connection with the payment, the parties agreed to terminate the Credit Agreement and related Collateral Documents. ABN AMRO continues to be a participant in the Company’s operating leases with BNP Paribas Leasing Corporation and continues to provide banking services to the Company for customary fees.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 2, 2009

LAM RESEARCH CORPORATION
By:	/s/ Ernest E. Maddock
Ernest E. Maddock
Senior Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)